Independent Auditors' Consent

The board and shareholders
AXP New Dimensions Fund, Inc.
     AXP New Dimensions Fund:

The board of trustees and unitholders Growth Trust:
     Growth Trends Portfolio


We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



/s/ KPMG LLP
KPMG LLP
Minneapolis, Minnesota
June 21,  2000